Exhibit 10.8

INDENTURE

Dated as of April 7, 2025

Among

HOLCIM FINANCE US LLC,

THE GUARANTORS NAMED THEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

i

HOLCIM FINANCE US LLC

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of April 7, 2025.

§ 310(a)(1)	7.11
(a)(2)	7.11
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.11
(b)	7.11
§ 311(a)	7.12
(b)	7.12
§ 312(a)	2.06
(b)	10.03
(c)	10.03
§ 313(a)	7.06
(c)	7.06
(d)	7.06
§ 314(a)	4.02, 4.03
(b)	Not Applicable
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.05
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.14
§ 316(a)	2.10
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(b)	6.08
(c)	9.05
§ 317(a)(1)	6.03
(a)(2)	6.04
(b)	2.05
§ 318(a)	10.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of April 7, 2025, among Holcim Finance US LLC, a Delaware limited liability company (the “Company”), Amrize Ltd, a Swiss incorporated company with limited liability (“Amrize”), Holcim Ltd, a Swiss incorporated company with limited liability (“Holcim”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. Unless otherwise expressly provided in any Officer’s Certificate, any supplemental indenture hereto or any Board Resolution with respect to any series of Securities, the terms set forth in this Article 1 shall have the meanings assigned to them in this Article 1.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amrize” means the party named as such above until a successor replaces it and thereafter means the successor.

“Amrize Business” refers collectively to the business, activities and operations of Holcim and its affiliates in the United States, Canada and Jamaica (the “Amrize Territories”), including the manufacturing of cement, aggregates, ready-mix concrete, asphalt, roofing systems and other building solutions in the Amrize Territories, as well as certain support operations in Colombia and certain trading operations.

“Amrize Guarantee” has the meaning provided in Section 12.03.

“Asset Transfer Date” refers to the date on which, the shares of Holcim Participations (US) Inc. (including all the shares of its direct and indirect subsidiaries, and, thereby, the shares of the Company) are transferred by Holcim to Amrize, in anticipation of the completion of the Spin-Off.

“Attributable Debt” means as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of 11% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Agent” means any Registrar, Paying Agent, co-agent or co-registrar.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

“Board of Directors” means any Person, either the board of directors (or similar body) of such Person or any committee of such board (or similar body) duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by a director or secretary of the Company or each of the Guarantors to have been duly adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution or supplemental indenture hereto for a particular Series, each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s Chief Financial Officer or Treasurer.

“Company Request” means a written request signed in the name of the Company or a Guarantor by an Officer of the Company or a Guarantor, as the case may be, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the aggregate amount of the assets of Amrize and its consolidated subsidiaries after deducting (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized Debt discount and expense, and similar intangible assets, all as set forth on Amrize’s most recent consolidated balance sheet.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business relating to this Indenture shall be principally administered, which as of the date of this Indenture shall be located at: 500 Ross Street, 12th Fl, Pittsburgh, PA 15262.

“Debt” of any Person as of any date means, without duplication, all indebtedness of such Person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), and indebtedness evidenced by bonds, notes, debentures or similar instruments.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Registered Global Securities, the Person designated as Depositary for such Series by the Company or a Guarantor, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Dollars” means the currency of the United States of America.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equity Registration” means the initial registration of Amrize’s equity securities under Section 12(b) or Section 12(g) of the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“Foreign Government Obligations” means with respect to Securities of any Series that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency (or which recognizes such currency as lawful in its jurisdiction) for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“Guarantees” refers to the Holcim Guarantees and the Amrize Guarantees collectively and more particularly means any Guarantee made by each of the Guarantors as set forth in Article 12 hereof.

“Guarantors” refers to Holcim (subject to the release of its Guarantee in accordance with Section 12.02) and Amrize.

“Holcim” means the party named as such above until a successor replaces it and thereafter means the successor.

“Holcim Guarantee” has the meaning provided in Section 12.01.

“Holcim Guarantee Release Date” means the first day on which (1) the Spin-Off has occurred and (2) Equity Registration has occurred.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Register.

“Indenture” means this Indenture as originally executed and delivered and as supplemented or amended from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“interest” with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Issue Date” means the date on which the Securities of a particular Series are originally issued under this Indenture.

“Long-Term Debt” means Debt with a maturity of a year or more.

“Maturity,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Obligations” has the meaning provided in Section 12.01.

“Officer” means the Chairman of the Board, a member of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer or any Assistant Treasurer of the Company or any Guarantor, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or any Guarantor, as the case may be.

“Opinion of Counsel” means a written opinion of legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Guarantor or the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Place of Payment,” when used with respect to the Securities of any Series, means the place or places specified in accordance with Section 2.02 where the principal of and any premium and interest on the Securities of that Series are payable, or if not so specified, in accordance with Section 4.06.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Principal Property” means any building, structure or other facility that the Company, a Guarantor or any Restricted Subsidiary leases or owns, together with the land on which the facility is built and fixtures comprising a part thereof, which is located in the United States or Canada, used primarily for manufacturing or processing and which has a gross book value in excess of 3% of Consolidated Net Tangible Assets, other than property financed pursuant to certain exempt facility sections of the Code or which in the opinion of Amrize’s Board of Directors, is not of material importance to the total business.

“Registered Global Security” or “Registered Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Restricted Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by a Guarantor, the Company or by one or more of their other subsidiaries, or a Guarantor, the Company and one or more of their other subsidiaries, and has substantially all its assets located in, or carries on substantially all of its business in, the United States of America or Canada; provided, however, that the term shall not include any entity which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing a Guarantor’s or the Company’s operations outside the United States of America or Canada.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture and guaranteed by the Guarantors, subject to the provisions of this Indenture.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof and guaranteed by the Guarantors pursuant to Article 12 hereof, subject to the provisions of this Indenture.

“Spin-Off” means, following a series of internal reorganization transactions, the separation of Amrize from Holcim, resulting in Amrize owning and operating, through its subsidiaries, the Amrize Business, and the distribution of all ordinary shares of Amrize by Holcim to holders of ordinary shares of Holcim on a pro rata basis as a dividend-in-kind.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable (without regard for any provisions for acceleration, redemption prepayment or otherwise).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Officer” means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

Section 1.02. Other Definitions..

Term	Defined in Section
“Act”	10.17
“Additional Amounts”	4.10
“Applicable Law”	10.18
“Applicable Premium Deficit”	8.01
“Applicable Tax Law”	7.07
“Authorized Agent”	10.11
“Authorized Officers”	7.02
“Event of Default”	6.01
“FATCA Withholding”	4.10
“Instructions”	7.02
“Judgment Currency”	10.16
“Lien”	4.08
“Legal Holiday”	10.07
“mandatory sinking fund payment”	11.01
“Market Exchange Rate”	10.15
“New York Banking Day”	10.16
“optional sinking fund payment”	11.01
“Paying Agent”	2.04
“protected purchaser”	2.08
“Register”	2.04
“Registrar”	2.04
“Required Currency”	10.16
“sale and leaseback transaction”	4.09
“Sanctions”	10.20
“Tax Jurisdiction”	4.10

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, any Guarantor of the Securities, and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(i)        a term has the meaning assigned to it;

(ii)      an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(iii)     references to “generally accepted accounting principles” shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

(iv)     “or” is not exclusive; and

(v)      words in the singular include the plural, and in the plural include the singular.

ARTICLE 2
THE SECURITIES

Section 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution.

The Company may, without the consent of the existing Holders of Securities, issue additional Securities of any Series having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) so that existing Securities of a particular Series and additional Securities of such Series form the same Series under the Indenture; provided, however, that, if any such additional Securities are not fungible with the existing Securities of such Series for U.S. federal income tax purposes, such additional Securities will have a separate CUSIP number from the outstanding Securities of that Series.

In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters; provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.02. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.02(b) through 2.02(v)) by a Board Resolution, a supplemental indenture or an Officer’s Certificate pursuant to authority granted under a Board Resolution:

(a)      the title and designation of the Securities of the Series, which shall distinguish the Securities of the Series from the Securities of all other Series, and which may be part of a Series of Securities previously issued;

(b)      any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.07, 2.08, 3.06 or 9.06);

(c)      if other than Dollars, the Foreign Currency or Foreign Currencies in which the Securities of the Series are denominated;

(d)      the date or dates on which the principal of the Securities of the Series is payable or the method of determination thereof;

(e)      the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and the date or dates on which a record shall be taken for the determination of Holders to whom interest is payable or the method by which such rate or rates or date or dates shall be determined;

(f)       the place or places where and the manner in which, the principal of and any interest on Securities of the Series shall be payable;

(g)      the right, if any, of the Company to redeem Securities, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which Securities of the Series may be so redeemed, pursuant to any sinking fund or otherwise;

(h)       the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, and any terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i)       if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the Series shall be issuable;

(j)       if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof and the terms and conditions of any acceleration;

(k)      if other than the coin, currency or currencies in which the Securities of the Series are denominated, the coin, currency or currencies in which payment of the principal of or interest on the Securities of such Series shall be payable, including composite currencies or currency units;

(l)       if the principal of or interest on the Securities of the Series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m)     if the amount of payments of principal of and interest on the Securities of the Series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the Securities of the Series are denominated, the manner in which such amounts shall be determined;

(n)      if the Securities of the Series will be issuable as Registered Global Securities;

(o)      if the Securities of the Series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(p) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the Securities of such Series;

(q)      any deletion from, modification of or addition to the Events of Default or covenants with respect to the Securities of such Series, including, if applicable, covenants affording Holders of debt protection with respect to the Company’s and any Guarantor’s operations, financial conditions and transactions involving the Company or any Guarantor;

(r)      if the Securities of the Series are to be convertible into or exchangeable for any other security or property of the Company or any Guarantor, including, without limitation, securities of another Person held by the Company, any Guarantor or their Affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;

(s)      any provisions for remarketing;

(t)       the terms applicable to any Securities issued at a discount from their stated principal amount;

(u)      the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Securities of the Series and any corresponding changes to the provisions of this Indenture as then in effect; and

(v)      any other terms of the Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officer’s Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officer’s Certificate.

Section 2.03. Execution and Authentication. One or more Officers shall sign the Securities for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless so long as such individual was an Officer at the time of execution of the Security.

A Security shall not be valid until authenticated by the manual, electronic or facsimile signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 10.04, and (c) an Opinion of Counsel complying with Section 10.04.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company and the Guarantors to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company and the Guarantors. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Guarantor or an Affiliate.

Section 2.04. Registrar and Paying Agent. The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”) and where Securities of such Series may be surrendered for registration of transfer or exchange ( “Registrar”). The Registrar shall keep a register with respect to each Series of Securities (the “Register”) and to their transfer and exchange. The Company shall give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent. If at any time the Company shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that the Corporate Trust Office shall not be an office or agency of the Company for the purpose of effecting service of legal process on the Company.

The Company may also from time to time designate one or more co-registrars or additional paying agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar or Paying Agent in each place so specified pursuant to Section 2.02 for Securities of any Series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar or additional paying agent.

The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent.

The Company hereby appoints the Trustee the initial Registrar and Paying Agent for each Series unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued. The Company or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent acting hereunder.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent.

The Company may remove any Registrar or Paying Agent for any Series of Securities upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent, as the case may be, until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.09. Upon any Event of Default under Section 6.01(e) or (f), the Trustee shall automatically be the Paying Agent.

Section 2.05. Paying Agent to Hold Money in Trust. Prior to 11:00 a.m. New York City time one Business Day prior to each due date of the principal and interest on any Series of Securities, the Company shall deposit with the Paying Agent (or if the Company, any Guarantor, or any Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of, interest and Additional Amounts, if any, on the Series of Securities. The Company or any Guarantor, as applicable, shall notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, a Guarantor, or any Subsidiary) shall have no further liability for the money. If the Company, any Guarantor or any Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

Section 2.06. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee at least five Business Days before each interest payment date, but in any event not less frequently than semi-annually, and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.07. Exchange and Registration of Transfer. The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of a Series and of transfers of Securities of such Series. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Security of a Series to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.07, the Company shall execute, and, upon receipt by the Trustee of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Security of the same Series of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Securities of a Series may be exchanged for other Securities of the same Series of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.06. Whenever any Securities of a Series are so surrendered for exchange, the Company shall execute, and, upon receipt by the Trustee of a Company Order, the Trustee shall authenticate and deliver, the Securities of the same Series that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Securities of a Series issued upon any registration of transfer or exchange of Securities of the same Series shall be the valid obligations of the Company and any Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities of the same Series surrendered upon such registration of transfer or exchange.

All Securities of a Series presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Securities of such Series shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Securities, but the Company or the Trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Securities (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 3.06 or 9.06).

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) Securities of any Series for a period of fifteen calendar days next preceding date of mailing of a notice of redemption of Securities of that Series selected for redemption, or (b) Securities of any Series or portions thereof called for redemption, except for the unredeemed portion of any Securities of that Series being redeemed in part.

Section 2.08. Mutilated, Destroyed, Lost and Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Securityholder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt by the Trustee of a Company Order, the Trustee shall authenticate and deliver a replacement Security of the same Series if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company or the Trustee. If required by the Trustee, the Company, or any Guarantor, such Securityholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Trustee and any Agent and in the judgment of the Company or any Guarantor to protect the Company, each Guarantor, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Securityholder for their expenses in replacing a Security. In case any Security which has matured or is about to mature or has been called for redemption, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of (without surrender thereof except in the case of a mutilated Security), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, each Guarantor, the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, each Guarantor, the Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Securities and of the ownership thereof.

Every replacement Security of any Series issued pursuant to this Section is an additional obligation of the Company and each Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities of the same Series replaced.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest on a Registered Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company, any Guarantor, or an Affiliate holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company, any Guarantor, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities (or portions thereof) payable on that date, and the Paying Agent is not prohibited from paying such money to the Securityholders of such Series on that date pursuant to the terms of the Indenture, then on and after that date such Securities of the Series (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

Section 2.10. Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of a Series owned by the Company, any Guarantor, any other obligor upon the Securities or a Subsidiary of the Company, a Guarantor or such other obligor shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent only Securities of a Series that the Trustee actually knows are so owned shall be so disregarded.

Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, a Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon written request of the Trustee, the Company and the Guarantors shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Company and the Guarantors to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 7.01 and 7.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

Section 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and dispose of such cancelled Securities in accordance with its customary procedure. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or deliver by electronic transmission or cause to be mailed or delivered by electronic transmission to each Securityholder of the Series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any lawful manner.

Section 2.13. Registered Global Securities.

(a)      Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Registered Global Securities and the Depositary for such Registered Global Security or Securities.

(b)       Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of the Indenture and in addition thereto, any Registered Global Security shall be exchangeable pursuant to Section 2.07 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Registered Global Security shall be so exchangeable. Any Registered Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Registered Global Security with like tenor and terms.

Except as provided in this Section 2.13(b), a Registered Global Security may not be transferred except as a whole by the Depositary with respect to such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c)      Legend. Any Registered Global Security issued hereunder shall bear a legend in substantially the following form:

“This Security is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

(d)      Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e)      Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of, interest, if any, and Additional Amounts, if any, on any Registered Global Security shall be made to the Holder thereof.

(f)        Consents, Declaration and Directions. Except as provided in Section 2.13(d), the Company, any Guarantor, the Trustee and any Agent may treat a Person as the Holder of such principal amount of outstanding Securities of such Series represented by a Registered Global Security as shall be specified in a written statement of the Depositary with respect to such Registered Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.14. Computation of Interest. Except as otherwise specified pursuant to Section 2.02 for Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.15. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company or any Guarantor shall promptly notify the Trustee in writing of any changes to the CUSIP and ISIN numbers.

ARTICLE 3
REDEMPTION

Section 3.01. Notice to Trustee. (a) The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 15 calendar days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

(b) Any redemption may, at the discretion of the Company, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including completion of an offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied or otherwise waived by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee prior to the close of business one business day prior to the applicable redemption date. Upon receipt of such notice, the notice of redemption will be rescinded or delayed, and the redemption of the Securities of such Series will be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each Holder of the applicable Series of Securities in the same manner in which the notice of redemption pursuant to Section 3.03(g) was given.

Section 3.02. Selection of Securities to be Redeemed. Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, if less than all the Securities of a Series are to be redeemed, for so long as such Securities are represented by Registered Global Security, the Securities of the Series to be redeemed shall be selected by the policies and procedures of the Depositary, and otherwise the Trustee shall select the Securities of the Series to be redeemed by lot unless otherwise required by law and, in respect of Global Securities, subject to the applicable procedures of the Depositary. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than the minimum principal denomination of the Series. Securities of the Series and portions of them it selects shall be in amounts equal to the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

Section 3.03. Notice of Redemption. Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, at least 10 days but not more than 60 days before a redemption date, the Company shall provide a notice of redemption by electronic transmission or first-class mail to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(a)      the redemption date;

(b)      the redemption price, or if not then ascertainable, the manner of calculation thereof;

(c)      the name and address of the Paying Agent;

(d)      if less than all Securities of any Series are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part;

(e)      that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price and Additional Amounts, if any;

(f)      that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date, and Additional Amounts, if any;

(g)       if such redemption is subject to satisfaction of one or more conditions precedent, a description of such conditions and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied; and

(h)       any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Company’s written request, accompanied by an Officer’s Certificate, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the form and content of such notice shall be prepared by the Company or a Guarantor.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is transmitted, mailed or published as provided in Section 3.03, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price except as set forth in Section 3.03(g). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to, but excluding, the redemption date.

Section 3.05. Deposit of Redemption Price. On or before 11:00 a.m. New York City time one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, and Additional Amounts, if any, on all Securities to be redeemed on that date.

Section 3.06. Securities Redeemed in Part. With respect to Securities not represented by a Registered Global Security, upon surrender of any such Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4
COVENANTS

Section 4.01. Payment of Principal and Interest. The Company shall duly and punctually pay the principal of, interest, if any, and Additional Amounts, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

Section 4.02. SEC Reports. Amrize shall furnish to the Trustee within 15 days after the filing by Amrize with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Amrize is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Amrize also shall comply with the other provisions of TIA § 314(a). Amrize will be deemed to have furnished such reports referred to in this Section to the Trustee if the Company has filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Section 4.03. Compliance Certificate. Amrize shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate from an Officer of Amrize as to his or her knowledge of Amrize’s and the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such Person may have knowledge. Such certificates need not comply with Section 10.05 of this Indenture.

Section 4.04. Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and each of the Company and the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Legal Existence. Subject to Article 5, each of the Guarantors and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 4.06. Maintenance of Office or Agency. The Company and the Guarantors shall maintain an office or agency in the United States, where the Securities of a Series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company or any Guarantor in respect of the Securities of a Series and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company and the Guarantors may also from time to time designate co-registrars and one or more offices or agencies where the Securities of a Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.07. Money For Securities Payments to be Held in Trust. If the Company or any Guarantor shall at any time act as the Company’s own Paying Agent with respect to the Securities of any Series, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company or the Guarantors shall promptly notify the Trustee of any failure by the Company, any Guarantor (or any other obligor of such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

Whenever the Company shall have one or more Paying Agents for the Securities of any Series, it shall, on or before 11:00 a.m. New York City time one Business Day prior to each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company or the Guarantors shall promptly notify the Trustee of any failure by it so to act.

The Company shall cause each Paying Agent for the Securities of any Series, other than the Company, any Guarantor or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i)       hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)      give the Trustee notice of any failure by the Company and the Guarantors (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

(iii)     at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company, any Guarantor or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company, any Guarantor or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article 8; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company or any Guarantor, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company or the Guarantors on request of the Company or the Guarantors, or, if then held by the Company or the Guarantors, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an outstanding Security, look only to the Company or the Guarantors for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Guarantors as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company or the Guarantors, may at the expense of the Company cause to be published once a week for two successive weeks, in each case on any day of the week, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company or the Guarantors.

Section 4.08. Restrictions on Secured Debt. (a) The Company and the Guarantors will not themselves, and will not permit any Restricted Subsidiaries to, incur, issue, assume or guarantee any Debt secured by a pledge, mortgage or other lien (1) on a Principal Property owned or leased by the Company, a Guarantor or any Restricted Subsidiary or (2) on any shares of stock or Debt of any Guarantor, the Company or Restricted Subsidiary (pledges, mortgages and other liens being hereinafter in this Article referred to as “Liens”), without effectively providing that the Securities of each Series then outstanding (together with, if the Company or the Guarantors shall so determine, any other Debt of the Company, the Guarantors or a Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities of each Series then outstanding) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured; provided, however, that this Section 4.08 shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 4.08, Debt secured by:

(i)       Liens on the property, shares of stock or Debt of any Person existing at the time the Person becomes a Restricted Subsidiary or with respect to a particular Series of Securities, Liens existing as of the time such Securities are first issued;

(ii)      Liens in favor of the Company, a Guarantor or any Restricted Subsidiary;

(iii)     Liens in favor of U.S. or Canadian governmental bodies to secure progress, advance or other payments required under any contract or provision of any statute or regulation;

(iv)     Liens on property, shares of stock or Debt, either:

(A)          existing at the time a Guarantor or the Company acquires the property, stock or Debt, including acquisition through merger or consolidation;

(B)          securing all or part of the cost of acquiring the property, stock or Debt or construction on or improvement of the property; or

(C)          securing Debt to finance the purchase price of the property, stock or Debt or the cost of acquiring, constructing on or improving of the property that were incurred prior to or at the time of or within one year after the acquisition of the property, stock or Debt or complete construction on or improvement of the property and commence full operation thereof; and

(v)      any extension, renewal or replacement of the Liens in the foregoing clauses (i) to (iv) if the extension, renewal or replacement is limited to the same property, shares or Debt that secured the Lien that was extended, renewed or replaced (plus improvements on such property), except that if the Debt secured by a Lien is increased as a result of such extension, renewal or replacement, a Guarantor or the Company will be required to include the increase when computing the amount of Debt under this Section 4.08.

(b)       Notwithstanding the foregoing, this Section 4.08 does not apply to any Debt that the Company, a Guarantor or any Restricted Subsidiary issues, assumes or guarantees if the total principal amount of the Debt, when added to (1) all of the other outstanding Debt that this Section 4.08 would otherwise restrict, and (2) all Attributable Debt of the Company, any Guarantor and any Restricted Subsidiaries in respect of sale and leaseback transactions (as defined in Section 4.09(a)), is less than or equal to 15% of the Consolidated Net Tangible Assets.

Section 4.09. Restrictions on Sale and Leaseback Transactions.

(a)      The Company and the Guarantors will not, and neither the Company nor any Guarantors will permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company, any Guarantor or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company, any Guarantor or a Restricted Subsidiary for a period, including renewals, in excess of three years (except for such arrangements that the Company, any Guarantor or such Restricted Subsidiary may terminate within three years) of any Principal Property which has been or is to be sold or transferred, more than one year after the acquisition, construction, improvement and commencement of full operation thereof, by the Company, any Guarantor or any Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless one of the following applies:

(i)       the Company or such Guarantor or Restricted Subsidiary could incur Debt secured by a Lien on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without being required to equally and ratably secure the Securities of each series as required by Section 4.08, or

(ii)      within one year after the sale or transfer, the Company or such Guarantor or Restricted Subsidiary, apply an amount of cash not less than the greater of (a) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the sale and leaseback arrangement; or (b) the fair market value of the Principal Property sold and leased back under the arrangement (as determined by any two Officers of the Company or such Guarantor, as the case may be) to (1) the purchase, construction or improvement of other property used or useful in the business of, or other capital expenditure by, the Company, any Guarantor or any Restricted Subsidiary or (2) the retirement of Long-Term Debt or the prepayment of any capital lease obligation of the Company, any Guarantor or any Restricted Subsidiary; provided that the amount to be applied to the retirement of Long-Term Debt or the prepayment of any capital lease obligation of the Company, any Guarantor or any Restricted Subsidiary shall be reduced by (x) the principal amount of any Securities delivered within one year after such sale to the Trustee for retirement and cancellation, and (y) the principal amount of Long-Term Debt, other than Securities, voluntarily retired by the Company, any Guarantor or any Restricted Subsidiary within one year after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision, or

(iii)     as to any particular series of Securities, sale and leaseback transactions existing on the date that Securities of such series are first issued.

Section 4.10. Additional Amounts.

(a)      All payments made by or on behalf of the Company under or with respect to the Securities or by or on behalf of any Guarantor with respect to any Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes unless the withholding or deduction for, or on account of, such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes imposed or levied by or on behalf of any jurisdiction in which the Company or any Guarantor is then incorporated, organized or resident for tax purposes or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by or on behalf of the Company under or with respect to the Securities or by or on behalf of any of the Guarantors with respect to any Guarantee, including payments of principal, redemption price, purchase price, interest or premium, the Company or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of Securities after such withholding or deduction (including any such withholding or deduction from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(i)       any taxes, to the extent such taxes would not have been imposed but for the existence of any present or former connection between the Holder (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or the beneficial owner of the Securities and the relevant Tax Jurisdiction (other than the mere holding of such Note, the enforcement of rights under such Note or under a Guarantee or the receipt of any payments in respect of such Note or a Guarantee), (including, without limitation, being or having been a citizen or a resident of such Tax Jurisdiction, being or having been engaged in a trade or business in such Tax Jurisdiction or having or having had a permanent establishment in such Tax Jurisdiction);

(ii)      any taxes, to the extent such taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(iii)     any estate, inheritance, gift, sales, transfer, stamp, personal property, excise, wealth or similar taxes;

(iv)     taxes imposed on or with respect to a payment made to a Holder or beneficial owner of Securities who would have been able to avoid such withholding or deduction by presenting the relevant Securities to another Paying Agent;

(v)      any taxes payable other than by deduction or withholding from payments under, or with respect to, the Securities or with respect to any Guarantee;

(vi)     any U.S. taxes that are imposed as a result of the Holder or beneficial owner being or having been a controlled foreign corporation, personal holding company or passive foreign investment company with respect to the United States or a corporation that accumulates earnings to avoid United States federal income tax;

(vii)    any U.S. taxes imposed on any person that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source;

(viii)   any U.S. backup withholding taxes;

(ix)     any U.S. taxes that are imposed as a result of the Holder or beneficial owner being or having been (i) a “10 per cent. shareholder” as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provisions of the Code of the Company, (ii) a bank treated as receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business as described in section 881(c)(3)(A) of the Code, or (iii) a controlled foreign corporation within the meaning of section 957 of the Code that is related within the meaning of section 864(d)(4) of the Code to the Company;

(x)       any taxes (i) if the Holder or beneficial owner would not have been liable for or subject to withholding or deduction of such taxes had it delivered an appropriate, valid and properly completed, United States Internal Revenue Service Form W-8 or Form W-9 (or any successor or substitute form) to any withholding agent or any other person; or (ii) to the extent such taxes are imposed, withheld or deducted by reason of the failure of the Holder or beneficial owner of Securities to comply with any reasonable written request of the Company, addressed to the Holder and made at least 30 days before any such withholding or deduction is to be made, to satisfy any certification, identification, information or other reporting requirements, whether required by statute, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction);

(xi)      any tax that is imposed on or with respect to any payment made to any Holder who is a fiduciary or partnership or an entity that is not the sole beneficial owner of such payment, to the extent that a beneficiary or settlor (for tax purposes) with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of the applicable Securities; or

(xii)     any combination of items (i) through (xi) above.

(b)      Notwithstanding any other provision herein, any payments made by or on behalf of the Company under or with respect to the Securities or by or on behalf of any Guarantor with respect to any Guarantee, shall be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, regulations, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Company or the Guarantors nor any other person shall be required to pay any Additional Amounts in respect of any FATCA Withholding.

(c)      In addition to the foregoing, the Company and the Guarantors, if any, shall also pay and indemnify the Holders and/or the Trustee for any present or future stamp, issue, registration, transfer, court or documentary taxes or any other similar taxes, charges or levies (including penalties and interest with respect thereto), which are levied by any Tax Jurisdiction on the execution, delivery, issuance, registration or enforcement of any of the Securities, the Indenture or any Guarantee, except for any such taxes imposed or levied as a result of a transfer after the Issue Date.

(d)      If the Company or any Guarantor, as the case may be, becomes aware that it shall be obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities or any Guarantee, the Company or the relevant Guarantor, as the case may be, shall deliver to the Trustee and Paying Agent on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 30 days prior to that payment date, in which case the Company or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate shall also set forth any other information reasonably necessary to enable any Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and Paying Agent shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

(e)      The Company or the relevant Guarantor shall make (or cause to be made) all withholdings and deductions for, or on account of, taxes required by law and will remit (or cause to be remitted) the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Company or the relevant Guarantor shall use its reasonable efforts to obtain tax receipts from each tax authority evidencing the payment of any taxes so deducted or withheld. The Company or the relevant Guarantor shall furnish to the Trustee (or to a Holder upon written request), within a reasonable time after the date the payment of any taxes so deducted or withheld is made, certified copies of tax receipts evidencing payment by the Company or the Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

(f)      Whenever in this Indenture or the Securities, there is mentioned, in any context, the payment of amounts based upon the principal amount of the Securities or of principal, interest or any other amount payable under, or with respect to, any of the Securities or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g)      The obligations described in this Section 4.10 shall survive any termination, defeasance or discharge of the Indenture or any transfer by a Holder or beneficial owner of its Securities, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or any Guarantor is then incorporated, organized or resident for tax purposes or any political subdivision thereof or therein and such jurisdiction will be considered a Tax Jurisdiction.

Section 4.11. Waiver of Certain Covenants. Except as otherwise specified as contemplated by Section 2.02 for Securities of such Series, each of the Company and the Guarantors may, with respect to the Securities of any Series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided herein or pursuant to Section 2.02(q) or Section 9.01(b) for the benefit of the Holders of such Series if before the time for such compliance the Holders of a majority in principal amount of the outstanding Securities (including additional debt securities of such Series, if any) of such Series (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities) shall, by an Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantors and the duties of the Trustee in respect of such term, provision or condition shall remain in full force and effect.

ARTICLE 5
SUCCESSORS

Section 5.01. When Company and Amrize May Merge, Etc. Other than in connection with the Spin-Off in the case of Holcim, so long as any Securities remain outstanding, the Company and each Guarantor shall not consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person, unless:

(a)      such Person shall be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any member state of the European Economic Area, the United Kingdom, the United States of America, any state or territory thereof or the District of Columbia, Canada or Switzerland or such other jurisdiction as shall be approved by a resolution of Holders of not less than 75% of the Securities then outstanding and such successor Person shall assume, by a supplemental indenture hereto, all of the Company’s or such Guarantor’s obligations, as applicable, with respect to Securities of each Series and under this Indenture;

(b)      after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under this Indenture;

(c)      as a result of such transaction, the properties or assets of such Guarantor or the Company, as the case may be, shall not be subject to any encumbrance which would not be permitted under this Indenture;and

(d)      such Guarantor or the Company, as the case may be, shall have delivered an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction or supplemental indenture complies with this Indenture.

Section 5.02. Successor Entity Substituted. Upon any consolidation of a Guarantor or the Company with, or merger by a Guarantor or the Company into, any other Person or conveyance, transfer or lease of properties and assets of a Guarantor or the Company substantially as an entirety in accordance with the provisions of Section 5.01, the successor Person formed by such consolidation or into which such Guarantor or the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor or the Company under this Indenture with the same effect as if such successor Person had been named as such Guarantor or the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and each Series of the Securities.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officer’s Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a)      default in any payment of interest on any Security of such Series when it becomes due and payable, continued for 30 days;

(b)      default in the payment of principal of or premium, if any, on any Security of such Series when due at its Stated Maturity, upon optional redemption, upon declaration or otherwise;

(c)      default in the performance of, or breach of, any covenant or warranty of the Company or any Guarantor in this Indenture applicable to such Series of Securities (other than (i) the obligations of the Company under Section 4.02;and (ii) a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 50 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of such Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)       (i) any other present or future indebtedness of the Company, a Guarantor or any Restricted Subsidiary for or in respect of moneys borrowed or raised becomes due and payable prior to its stated maturity otherwise than at the option of the Company, any of the Guarantors or any Restricted Subsidiary, as applicable, or (ii) any such indebtedness is not paid when due or (iii) the Company, a Guarantor or a Restricted Subsidiary, as applicable, fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, in each of (i), (ii) and (iii) above, within any applicable grace period, provided that the aggregate amount of such relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (4) have occurred equals or exceeds USD 200 million;

(e)      the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company, any of the Guarantors or any Restricted Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law;or (ii) a decree or order adjudging the Company, any of the Guarantors or any Restricted Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any of the Guarantors or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any of the Guarantors or any Restricted Subsidiary or of any substantial part of their property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(f)       the commencement by the Company or any of the Guarantors for a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, moratorium, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any such entity to the entry of a decree or order for relief in respect of the Company or any of the Guarantors in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, moratorium, reorganization or other similar law or to the commencement of any bankruptcy, moratorium or insolvency case or proceeding against it, or the filing by any such entity of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by any such entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, administrator, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of the Guarantors or of any substantial part of its property, or the admission by any such entity in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of the Guarantors in furtherance of such action;

(g)      (i) prior to the Holcim Guarantee Release Date, the Holcim Guarantees or (ii) at any time after its effectiveness, the Amrize Guarantees, in each case relating to such Series of Securities, shall be determined in a final, non-appealable judgment in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be, or is claimed by the relevant Guarantor not to be, in full force and effect;

(h)      after the Asset Transfer Date, the Company ceases to be directly or indirectly majority owned and controlled by Amrize; or

(i)       any other Event of Default provided with respect to Securities of such Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate in accordance with Section 2.02.

Section 6.02. Acceleration of Maturity; Rescission and Annulment. A Default described in Section 6.01(c) will not constitute an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then outstanding hereunder (each such series voting as a separate class) notify the Company of the Default and such Default is not cured within the time specified in Section 6.01(c) after receipt of the Notice of Default.

Except as otherwise provided in the terms of any Series of Securities pursuant to Section 2.02, if an Event of Default (other than an Event of Default described in Section 6.01(e) or Section 6.01(f) above) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of all of the series affected thereby then outstanding hereunder (treated as one class) by notice in writing to the Company or any Guarantor (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Series) of all of the Securities of such Series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable. If an Event of Default described in Section 6.01(e) or Section 6.01(f) above occurs and is continuing, then the principal amount of all the Securities then outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of such Series, by written notice to the Company, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:

(a)      the Company or a Guarantor, as the case may be, has paid or deposited with the Trustee a sum sufficient to pay

 (i)      all overdue interest, if any, and Additional Amounts, if any, on all Securities of that Series,

 (ii)     the principal of any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

 (iii)    to the extent that payment of such interest is lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Securities, and

 (iv)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

 (v)     all Events of Default with respect to Securities of that Series, other than the non-payment of the principal of Securities of that Series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

Each of the Company and the Guarantors covenants that if

(a)      default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)      default is made in the payment of principal of any Security when due at the Maturity thereof, or

(c)      default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, Additional Amounts, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, any overdue interest and any overdue Additional Amounts, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, a Guarantor or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company, a Guarantor or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, a Guarantor or any other obligor upon the Securities or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)      to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)      to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05. Trustee May Enforce Claims without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.06. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 7.08; and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Company and any Guarantor.

Section 6.07. Limitation on Suits. No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)      such Holder has previously given written notice to the Trustee of an Event of Default and the continuance thereof with respect to the Securities of that Series;

(b)      the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)      such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)      the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(e)      no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.08. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Control by Holders. The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that the Trustee may refuse, without liability, to follow any direction that the Trustee determines in its sole discretion conflicts with law or this Indenture, or may be unduly prejudicial to the rights of other Holders of Securities, or may involve the Trustee in personal liability. The Trustee shall be entitled to take any other action it considers in its sole discretion to be proper, and not inconsistent with any such direction from the Holders.

Section 6.13. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except:

(a)      a Default in the payment of the principal of, interest on or Additional Amounts, if any, on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

(b)      a Default with respect to a covenant or provision hereof, which under Article 9 may not be modified or amended without the consent of the Holder of each outstanding Security of that series affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company or any Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE 7
TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)      Except during the continuance of an Event of Default:

(i)       the Trustee need perform only those duties that are specifically set forth in this Indenture and no other implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)      in the absence of willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or other facts stated therein).

(c)      The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)       this paragraph does not limit the effect of paragraph (a) of this Section;

(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)     the Trustee shall not be liable with respect to any action it takes or omits to take with respect to Securities of any Series in good faith in accordance with a direction received by it pursuant to Section 6.12.

(d)      Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b), (c) and (g) of this Section.

(e)      The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor.

(f)       Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)      No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)      Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i)       If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless a Responsible Officer of the Trustee has otherwise received written notice thereof.

(j)       The Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless a Responsible Officer of the Trustee shall have been notified in writing at the Corporate Trust Office of the Trustee of such Default or Event of Default by the Company, a Guarantor or a Holder of Securities of such Series.

Section 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)       Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)       The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)       The Trustee may consult with counsel, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(g)       The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities which may be incurred therein or thereby.

(h)       The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

               (i)       Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor, as the case may be, will be sufficient if signed by an Officer of the Company or the relevant Guarantor. The Trustee may request that the Company or relevant Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)       The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k)       Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(l)        Notwithstanding anything in this Indenture to the contrary, neither the Trustee nor any Agent shall be responsible or liable to any person for any indirect, special, punitive or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Trustee has been informed of the likelihood thereof and regardless of the form of action.

(m)      The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect of any redemption, purchase or repurchase, as applicable, of interest in any Security or any other security.

(n)      The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee incumbency certificates listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificates shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to them have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with subsequent written instructions. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and, including without limitation the risk of interception and misuse by third parties; (ii) that they are fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

(o)       In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and such Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.11 and Section 7.12.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities or in any document issued in connection with the sale of the Securities or in the Securities other than its certificate of authentication.

Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series, the Trustee shall send to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 60 days after the Trustee shall have received written notice of a Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal, premium, if any, of or interest on any Security of any Series or in payment of any redemption obligation, the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Securityholders of that Series.

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 2025, and for so long as any Securities remain outstanding, the Trustee shall transmit by electronic transmission to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of May 15, each year if and to the extent required by TIA § 313(a). The Trustee shall also comply with TIA § 313(c).

A copy of each report at the time of its sending to Securityholders of any Series shall be filed with the SEC and each stock exchange (if any) on which the Securities of that Series are listed. The Company or Amrize shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange and of any delisting thereof.

Section 7.07. Reporting and Tax Withholding. With respect to any payments made on behalf of the Company or any Guarantor, if applicable, in connection with Securities issued under this Indenture, the Paying Agent agrees to timely (i) comply with any applicable tax reporting obligation, (ii) make any required withholding or deduction, and (iii) remit the full amount deducted or withheld by it to the relevant jurisdiction in accordance with applicable law. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), each of the Company and the Guarantors agrees that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law for which the Trustee shall not have any liability. The terms of this section shall survive the termination of this Indenture and the resignation, retirement or removal of the Trustee.

Section 7.08. Compensation and Indemnity. The Company and the Guarantors, jointly and severally, covenant and agree to pay to the Trustee from time to time such compensation as the Company or the Guarantors and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, jointly and severally, covenant and agree to reimburse the Trustee upon request for all reasonable and documented expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and the Guarantors covenant jointly and severally to indemnify the Trustee, its officers, directors, employees and agents, and hold each of them harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the offer and sale of the Securities or the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company or any Guarantor and enforcing the Securities (including this Section 7.08) and defending itself against any claim (whether asserted by the Company or any Guarantor, any Holder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Guarantors of any claim for which it may seek indemnity promptly upon obtaining written notice thereof; provided, however, that any failure so to notify the Company and the Guarantors shall not relieve the Company and the Guarantors of their indemnity obligations hereunder. The Company and the Guarantors need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. The Company and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and gross negligence.

To secure the Company’s and any Guarantor’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest (including Additional Amounts, if any) and any liquidated damages on particular Securities of that Series.

The Company’s and any Guarantor’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.09. Replacement of Trustee. The Trustee may resign in writing with respect to the Securities of one or more Series at any time by so notifying the Company or the Guarantors. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and may appoint a successor Trustee. The Company and the Guarantors shall remove the Trustee with respect to Securities of one or more Series if:

(a)       the Trustee fails to comply with Section 7.11;

(b)       the Trustee is adjudged bankrupt or insolvent;

(c)       a receiver or other public officer takes charge of the Trustee or its property; or

(d)       the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company and the Guarantors or by the Holders of a majority in principal amount of the Securities of any Series and such Securityholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company and the Guarantors shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. The successor Trustee shall send a notice of its succession to each Securityholder of each such Series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.08; provided that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.08 hereof.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.11, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s and the Guarantors’ obligations under Section 7.08 shall continue for the benefit of the retiring Trustee and the successor Trustee shall enforce the lien provided in favor of the Trustee in Section 7.08 for the benefit of the retiring Trustee.

Section 7.10. Successor Trustee by Merger, Etc. Any organization or entity into which the Trustee may be merged or converted or exchanged or with which it may be consolidated, or any organization or entity resulting from any merger, conversion, exchange or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.11 hereof.

In case at the time such successor or successors by merger, conversion, exchange or consolidation to the Trustee with respect to the Securities of any one or more Series shall succeed to the trusts created by this Indenture any of the Securities of the applicable Series shall have been authenticated but not delivered, any such successor to such Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities of the applicable Series so authenticated; and in case at that time any of the Securities of such Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such Series or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.11. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or the Guarantors are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.12. Preferential Collection of Claims against Company or any Guarantor. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.01. Satisfaction and Discharge of Indenture. This Indenture, with respect to Securities of any Series (if all Series issued under this Indenture are not to be effected) shall, upon Company Order, cease to be of further effect (except as hereinafter provided in this Section 8.01), and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when

(a)        either

(i)       all Securities of such Series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid or (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Sections 2.05 and 4.07) have been delivered to the Trustee for cancellation; or

(ii)      all Securities of such Series not previously delivered to the Trustee for cancellation:

(A)          have become due and payable, or

(B)          will become due and payable at their Stated Maturity within one year, or

(C)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company or the Guarantors, or

(D)          are deemed paid and discharged pursuant to Section 8.03, as applicable;

and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee (or such other entity designated by the Company for this purpose) as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the principal of (and premium, if any) and accrued and unpaid interest (if any) on, and any mandatory sinking fund payments to the date of such deposit (in the case of Securities of such Series which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be; provided that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee at least two Business Days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

(b)       the Company has paid or caused to be paid all other sums payable hereunder in respect of the Securities of such Series; and

(c)        the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all the conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 7.08, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.04, 2.07, 2.08, 4.07 (last paragraph only), 8.01, 8.02 and 8.05 shall survive.

Section 8.02. Application of Trust Funds; Indemnification. (a) Subject to the provisions of Section 8.05, all money deposited with the Trustee (or such other entity designated by the Company for this purpose) pursuant to Section 8.01, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee (or such other entity designated by the Company for this purpose) pursuant to Section 8.03 or 8.04 and all money received by the Trustee (or such other entity designated by the Company for this purpose) in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee (or such other entity designated by the Company for this purpose) pursuant to Section 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Guarantor if acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.03 or 8.04.

(b)       The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.03 or 8.04 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)        The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.03 or 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S.Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.03. Legal Defeasance of Securities of any Series. Unless this Section 8.03 is otherwise specified, pursuant to Section 2.02(v), to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of such Series on the date of the deposit referred to in subparagraph (c) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute such instruments reasonably requested by the Company or the Guarantors acknowledging the same), except as to:

(a)       the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (c) hereof, (i) payment of the principal of and each installment of principal of and interest (including Additional Amounts) on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b)       the provisions of Sections 2.04, 2.07, 2.08, 8.02, 8.03 and 8.05; and

(c)       the rights, powers, trust, indemnities and immunities of the Trustee hereunder; provided that, the following conditions shall have been satisfied:

(i)       the Company shall have deposited or caused to be deposited irrevocably with the Trustee (or such other entity designated by the Company for this purpose) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (A) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (B) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest, if any, on all the Securities of such Series on the dates such installments of interest or principal are due; provided that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer's Certificate delivered to the Trustee at least two Business Days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

(ii)      no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(iii)     the Company shall have delivered to the Trustee an Opinion of Counsel of recognized standing to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of execution of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Securities of such Series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

(iv)     the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section 8.03 have been complied with.

Section 8.04. Covenant Defeasance. Unless this Section 8.04 is otherwise specified pursuant to Section 2.02(v) to be inapplicable to Securities of any Series, on and after the date of the deposit referred to in subparagraph (a) hereof, each of the Company and the Guarantors, as applicable, may omit to comply with any term, provision or condition set forth under Sections 4.02, 4.03, 4.04, 4.05, 4.08, 4.09 and 5.01 as well as any additional covenants contained in a supplemental indenture hereto for a particular Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.02 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.01) and the occurrence of any event described in clause (e) of Section 6.01 shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

(a)        with reference to this Section 8.04, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c)) with the Trustee (or such other entity designated by the Company for this purpose) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal, interest and Additional Amounts, if any, on and any mandatory sinking fund in respect of the Securities of such Series on the dates such installments of interest or principal are due; provided that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee at least two Business Days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

(b)       no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(c)       the Company shall have delivered to the Trustee an Opinion of Counsel from of recognized standing confirming that beneficial owners of the Securities of such Series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(d)       the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 8.04 have been complied with.

Section 8.05.Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company or the Guarantors (or their designees) upon Company Order any excess moneys or U.S. Government Obligations held by them at any time. The provisions of the last paragraph of Section 4.07 shall apply to any money held by the Trustee or any Paying Agent that remains unclaimed for two years after the Maturity of any Series or Securities for which money or U.S. Government Obligations have been deposited pursuant to Sections 8.03 and 8.04.

ARTICLE 9
AMENDMENTS AND WAIVERS

Section 9.01.Without Consent of Holders. From time to time, the Company, the Guarantors and the Trustee may, without the consent of the applicable Securityholder, amend or supplement this Indenture or the Securities of one or more Series for the following purposes:

(a)        to reflect that a successor has succeeded the Company or any Guarantor and has assumed the Company’s or any Guarantor’s covenants and obligations under the Securities of such Series and this Indenture;

(b)       to add further covenants for the benefit of the Holders of the Securities of such Series or surrender any right or power conferred on the Company or any Guarantor with respect to such Series of Securities;

(c)       to surrender any right or power herein conferred to the Company or any Guarantor;

(d)       to add any additional Events of Default with respect to the Securities of such Series;

(e)       to pledge property to the Trustee as security for the Securities of such Series;

(f)        to add further guarantees with respect to the Securities of such Series;

(g)       to evidence the appointment of a Trustee other than the Trustee initially named in this Indenture with respect to any other Series of Securities in accordance with the provisions of this Indenture or evidence the appointment of a successor Trustee with respect to the Securities of such Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of trusts under the Indenture by more than one Trustee;

(h)       to modify this Indenture in order to continue its qualification under the TIA or as may be necessary or desirable in accordance with amendments of the TIA;

(i)        to issue and establish the form and terms and conditions of other Series of Securities as provided in this Indenture;

(j)        to cure any ambiguity, mistake or inconsistency in this Indenture or in the Securities of such Series, or make any other addition, change or elimination to the provisions herein, as long as the interests of the Holders of the outstanding Securities of such Series are not adversely affected in any material respect (as determined by the Company);

(k)       to make any addition, change or elimination to this Indenture in respect of a Series of Securities to be created in the future;

(l)        to provide for uncertificated Securities in addition to or in place of certificated Securities;

(m)       to conform the text of this Indenture, any supplemental indenture or the Securities of any Series to any provision of the “Description of the Notes and the Guarantees” applicable to such Series of Securities;

(n)       to comply with the rules of any applicable securities depositary; or

(o)       for the avoidance of doubt, to evidence the termination and release of each Holcim Guarantee upon Holcim Guarantee Release Date in accordance with Section 12.02.

Section 9.02 With Consent of Holders. The Company, the Guarantors and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority of the outstanding aggregate principal amount of the Securities of each Series (including additional Securities of such Series, if any) affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority of the outstanding aggregate principal amount of the Securities of each Series (including additional Securities of such Series, if any) affected by such waiver (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of such Series), by written notice to the Trustee, may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities with respect to such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall send to the Holders of Securities affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to send or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Limitations. The following changes shall not be made to this Indenture or the Securities of one or more Series, nor may a waiver be granted as follows, without approval of each affected Securityholder of the Securities of such Series:

(a)       reduce the principal or any premium or change the Stated Maturity of any Security of such Series;

(b)       reduce the rate of, or change the Stated Maturity of, any payment of interest on any Security of such Series;

(c)       make the principal, premium or interest of the Securities of such Series payable in a currency other than the currency set forth in such Series or change the Place of Payment thereof;

(d)       reduce the principal amount of the outstanding Securities of such Series whose Holders must consent to supplement the Indenture or to waive any of its provisions;

(e)        modify the right of any Holder to receive or sue for payment of principal, premium or interest that would be due and payable at the Stated Maturity of such Series;

(f)       expressly subordinate the Securities of such Series to other indebtedness of the Company or any Guarantor;

(g)       release or modify any Guarantee except as described under Article 12; or

(h)       amend any Guarantee or the provisions of the Indenture related to a Guarantee that adversely affects in any material respect the rights of the Trustee or any Holder of any series of Securities.

Section 9.04. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.05. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Company receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (f) of Section 9.03. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Securityholders after such record date.

Section 9.06. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon written request new Securities of that Series that reflect the amendment or waiver.

Section 9.07. Trustee Protected. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE 10
MISCELLANEOUS

Section 10.01.Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.02.Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail (or equivalent) postage or internationally recognized courier service or delivered by electronic transmission:

if to the Company or the Guarantors:

Holcim Finance US LLC
8700 W. Bryn Mawr Ave
Suite 300
Chicago, IL 60631
Attention: Therese Houlahan

Amrize Ltd
Grafenauweg 10
6300 Zug, Switzerland
Attention: Morris Thomkins

Holcim Ltd

Grafenauweg 10
6300 Zug, Switzerland Attention: Markus Unternährer

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
500 Ross Street, 12th Fl
Pittsburgh, PA 15262

The Company, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to a Securityholder shall be provided by electronic transmission or by first-class mail (or equivalent) postage or internationally recognized courier service to his address shown on the register kept by the Registrar. Failure to provide a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is provided or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it. The Company and the Guarantors shall consider any mailed notice to have been given two business days in New York City after it has been sent.

If the Company provides a notice or communication to Securityholders, it shall provide a copy to the Trustee and each Agent at the same time.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice by the Company or any Guarantor when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Notwithstanding anything in this Indenture to the contrary, wherever notice is to be given to Securityholders of Registered Global Securities, it shall be sufficient if such notice is given in accordance with the procedures of the Depositary.

Section 10.03. Communication by Holders with Other Holders. Securityholders of any Series may communicate pursuant to TIA § 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or the Guarantors, as applicable, shall furnish to the Trustee:

(a)       an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)       an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)       a statement that the person making such certificate or opinion has read such covenant or condition;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)       a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. Legal Holidays. Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture for a particular Series, a “Legal Holiday” is a Saturday, Sunday or a day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, are not required by any applicable law, regulation or executive order to be open. If a payment date for the payment of principal or interest on any Security falls on a Legal Holiday, such payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 10.08. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company, any Guarantor, or of any successor, either directly or through the Company, any Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the coupons, if any, appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the coupons, if any, appertaining thereto.

Section 10.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 10.10. Governing Laws; Waiver of Jury Trial. THIS INDENTURE, EACH SECURITY AND EACH GUARANTEE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

EACH OF THE PARTIES TO THE INDENTURE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.11. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture, the Securities or the transactions contemplated hereby may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and the Company, each of the Guarantors and the Holders, by acceptance of the Securities, hereby irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and waive, to the extent permitted by applicable law, any objection to the venue of any of these courts in an action of that type. The Guarantors hereby appoint C T Corporation System at 28 Liberty Street, New York, NY 10005 as agent for service of process, or any successor thereto, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Guarantees or the transactions contemplated herein. The Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Authorized Agent agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Guarantors.

To the extent that any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Guarantors has irrevocably waived such immunity in respect of its obligations under this Supplemental Indenture, the Notes and the Guarantees, to the extent permitted by law.

Notwithstanding the foregoing, nothing herein shall in any way affect the right of the Holders or the Trustee to bring any action arising out of or relating to this Indenture, the Securities or the Guarantees in any competent court elsewhere having jurisdiction over the Guarantors or their respective properties.

Section 10.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.13. Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.14. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.15. Table of Contents, Headings, Etc. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.16. Securities in a Foreign Currency. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.02 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.16, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, without liability on its part, such quotation of the Federal Reserve Bank of New York or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company, any Guarantor and all Holders.

Section 10.17. Judgment Currency. Each of the Company and the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures a Person could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures a Person could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 10.18. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is required, to the Company or any Guarantor. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby)
are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee, the Company and any Guarantor, if made in the manner provided in this Section 10.18.

(b)       Subject to Sections 7.01 and 7.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof.

(c)       Each the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and Additional Amounts, if any, on such Security and for all other purposes; and neither the Company, any Guarantor, nor the Trustee nor any agent of the Company, any Guarantor, or the Trustee shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Guarantor, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Registered Global Security.

(e)       At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 10.18, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Guarantors, the Trustee and the Holders of all the Securities affected by such action.

Section 10.19. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 10.20. Sanctions. The Company, Amrize and Holcim hereby covenant and represent that neither they, nor any of their subsidiaries, nor to the knowledge of the Company, Amrize or Holcim, respectively, any directors, officers or affiliates of the Company, Amrize or Holcim, respectively, are the target or subject of any sanctions enforced by the United States Government, (including, the Office of Foreign Assets Control of the United States Department of the Treasury), the United Nations Security Council, the European Union, HM Treasury, or the Swiss Secretariat of Economic Affairs (collectively “Sanctions”).

The Company, Amrize and Holcim also hereby covenant and represent that neither they nor any of their subsidiaries will use any payments made pursuant to the Indenture, or commit any action, or cause the Trustee to commit any action, under the Indenture that has the effect of: (i) funding or facilitating any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) funding or facilitating any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner, violating Sanctions by any person.

ARTICLE 11
SINKING FUNDS

Section 11.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

Section 11.02. Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (a) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (b) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officer’s Certificate with respect thereto, not later than 15 days prior to the date on which the process of selecting Securities for redemption by the Depositary or the Trustee (as applicable) begins, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.02, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Request that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

Section 11.03. Redemption of Securities for Sinking Fund. Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officer’s Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officer’s Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.03.

Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.04, 3.05 and 3.06.

ARTICLE 12
GUARANTEE OF SECURITIES

Section 12.01. Holcim Guarantee. Holcim hereby fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee hereunder, and to the Trustee on behalf of each such Holder, the due and punctual payment in full of the principal of and premium, if any, interest, if any, and Additional Amounts, if any, on such Security and all other amounts payable by the Company under the Indenture when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and interest on the overdue principal, (to the extent permitted by law) interest, if any, and Additional Amounts, if any, on such Security (collectively, the “Obligations”), in accordance with the terms of such Security and this Indenture (the “Holcim Guarantees”). If the Company shall fail to pay when due any Obligations, for whatever reason, Holcim shall be obligated to pay in cash the same promptly. An Event of Default under this Indenture or the Security of any series shall entitle the Holders of such Securities to accelerate the Obligations of Holcim hereunder in the same manner and to the same extent as the Obligations of the Company.

Section 12.02. Release of the Holcim Guarantees. Holcim shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and the Holcim Guarantees without any action required on the part of the Trustee or any Holder:

(a)       Satisfaction and discharge or legal defeasance with respect to such series of Securities in accordance with Article 8 hereof, or

(b)       the occurrence of the Holcim Guarantee Release Date.

Upon the occurrence of the Holcim Guarantee Release Date, the Company or a Guarantor shall promptly deliver an Officer’s Certificate to the Trustee certifying that the Holcim Guarantee Release Date has occurred and specifying the date on which the Holcim Guarantee Release Date has occurred.

The Trustee shall deliver an appropriate instrument prepared by the Company or Holcim evidencing such release upon receipt of a request of the Company or Holcim accompanied by an Officers’ Certificate certifying as to the compliance with this Section.

Section 12.03. Amrize Guarantee. Amrize hereby fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee hereunder, and to the Trustee on behalf of each such Holder, from and at all times after the Asset Transfer Date the due and punctual payment in full of the Obligations, in accordance with the terms of such Security and this Indenture (the “Amrize Guarantees” and, together with the Holcim Guarantees, the “Guarantees,” and each, a “Guarantee”). If the Company shall fail to pay when due any Obligations, for whatever reason, from and at all times after the Asset Transfer date, Amrize shall be obligated to pay in cash the same promptly. An Event of Default under this Indenture or the Security of any series shall entitle the Holders of such Securities to accelerate the Obligations of Amrize hereunder in the same manner and to the same extent as the Obligations of the Company.

Section 12.04. Release of the Amrize Guarantees. Upon the occurrence of satisfaction and discharge or legal defeasance with respect to such series of Securities in accordance with Article 8 hereof, Amrize shall be automatically and unconditionally released and discharged from all obligations under this Indenture and the Amrize Guarantees without any action required on the part of the Trustee or any Holder.

The Trustee shall deliver an appropriate instrument prepared by the Company or Amrize evidencing such release upon receipt of a request of the Company or Amrize accompanied by an Officers’ Certificate certifying as to the compliance with this Section.
The release of the Holcim Guarantees on the Holcim Guarantee Release Date in accordance with Section 12.02(b), will not impair or otherwise affect the Amrize Guarantees.

Section 12.05. Joint and Several Obligations. From and after the Asset Transfer Date and continuing until the Holcim Guarantee Release Date, each of the Guarantors hereby jointly and severally guarantees to each Holder of a Security authenticated and delivered by the Trustee hereunder, and to the Trustee on behalf of each such Holder, the due and punctual payment in full of the Obligations, in accordance with the terms of such Security and this Indenture.

Section 12.06. Waiver. To the fullest extent permitted by applicable law, each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company, any other Guarantor or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, or any other Guarantor any right to require a proceeding first against the Company or any other guarantor, protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that no Guarantee will be discharged in respect of any Security except by complete performance of the Obligations contained in such Security and in this Article.

Section 12.07. Guarantee of Payment. Each Guarantee shall constitute a guarantee of payment when due and not a guarantee of collection. The Guarantors hereby agree that, in the event of a default in payment of principal of or premium, if any, or interest on any Security, and Additional Amounts, if any, whether at its Stated Maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against the Guarantors to enforce the Guarantees without first proceeding against the Company.

Section 12.08. No Discharge or Diminishment of Guarantees. Subject to Section 12.02 and Section 12.04 hereof, the obligations of each of the Guarantors hereunder shall be absolute and unconditional and not be subject to any reduction, limitation, termination or impairment for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Securities, this Indenture or the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under this Indenture or any Security, any other guarantee or any other agreement, by any waiver, modification or indulgence of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, by any release of any other Guarantor pursuant to Section 12.02 or Section 12.04, respectively, or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations); provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors, increase the principal amount of such Security, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity of any payment thereon, or increase the principal amount of any Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Section 6.02 of this Indenture, provided, however, that Amrize’s obligations hereunder shall only be effective from and after the Asset Transfer Date.

Section 12.09. Defenses of Company Waived. To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final payment in full in cash of the Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.

Section 12.10. Continued Effectiveness. Subject to Section 12.02 and Section 12.04, each of the Guarantors further agrees that its Guarantee with respect to any Security hereunder shall remain in full force and effect and continue to be irrevocable notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored or returned by the Trustee or any Holder of any Security, whether as a “voidable preference,” “fraudulent transfer” upon bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made, until the date upon which the entire Obligation, if any, and interest on such Security has been, or has been deemed pursuant to the provisions of this Indenture to have been paid in full. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on any Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

Section 12.11. Subrogation. In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities of any series, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render a Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute, if applicable) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under this Indenture shall be paid in full, the Trustee will, at such Guarantor’s written request, execute and deliver to such Guarantor appropriate documents prepared by the Guarantor, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

Section 12.12. Subordination. Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided, however, that any right of subrogation that such Guarantor may have pursuant to this Indenture is subject to Section 12.11.

Section 12.13. No Obligation to Take Action Against the Company. Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees.

Section 12.14. Execution and Delivery. To evidence its Guarantee set forth in this Article 12, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Guarantee set forth in this Article 12 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on any Securities.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HOLCIM FINANCE US LLC

By:	/s/ Ian Johnston
Name: Ian Johnston
Title: Chief Financial Officer

By:	/s/ Therese Houlahan
Name: Therese Houlahan
Title: Treasurer

AMRIZE LTD

By:	/s/ Markus Unternahrer
Name: Markus Unternahrer
Title: Member of the Board

By:	/s/ Samuel Poletti
Name: Samuel Poletti
Title: Chairman of the Board

HOLCIM LTD

By:	/s/ Lukas Studer
Name: Lukas Studer
Title:Authorized Signatory

By:	/s/ Steffen Kindler
Name: Steffen Kindler
Title: Chief Financial Officer

[Signature Page to Base Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

[Signature Page to Base Indenture]